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Exhibit 4.1

CYANOTECH CORPORATION
73-4460 QUEEN KAAHUMANU HWY #102
KAILUA-KONA, HI 96740

COMMON STOCK
SUBSCRIPTION AGREEMENT

        This Subscription Agreement (this "Agreement") is made as of the acceptance date indicated below by and between Cyanotech Corporation, a Nevada corporation (the "Company") and the undersigned (the "Investor") which is subscribing to purchase hereby the number of shares of Cyanotech Corporation Common Stock (the "Shares") at the total price indicated below.

        In consideration of the Company's agreement to sell Shares to Investor and the Investor's agreement to purchase the Shares, and the mutual provisions and covenants set forth herein, the parties agree as follows:

1.    Subscription

        If accepted by the Company, this Agreement, when executed below, constitutes a subscription for Common Stock, $0.005 par value, of the Company in the amount set forth below. This agreement is irrevocable, except that the Investor has no obligation hereunder in the event that the Company fails to accept the Agreement within five (5) business days of its execution by Investor or in case of a material breach by the Company of any of its representations and warranties hereunder.

2.    Investor Representations

        The Investor hereby represents, warrants, and agrees that:

        a)    Investor has received the materials listed in the Confidential Memorandum dated August 1, 2002, as supplemented ("Confidential Memorandum") and is familiar with the terms and provisions thereof. The Investor has had full opportunity to inspect the books and records of the Company and to question principal officers of the Company about all aspects of the Company. The Investor has received satisfactory answers to all questions asked.

        b)    Investor has sufficient knowledge and experience in business and financial matters so as to be capable of evaluating the Company, its proposed activities, and the risks and merits of the Company's business and of this investment and of making an informed investment decision with respect thereto.

        c)    Investor has financial net worth and income suitable to this investment, specifically,

          (i)    For individuals: Investor, individually or jointly with spouse, has a net worth in excess of $1 million, or has individual income in excess of $200,00 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of those years and reasonably expects reaching the same income in the current year.

          (ii)  For a corporation or partnership: a) Each of the equity owners meet the requirements of clause (i) above and the entity was not formed specifically for the purpose of acquiring the Shares or (b) the entity is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

        d)    Investor's overall commitments to investments which are not readily marketable, including the Shares, is not disproportionate to its net worth.

        e)    Investor understands that the economic risks of this investment may have to be carried for an indefinite period of time because the Shares have not been registered under the Securities Act of 1993 or applicable state securities laws (collectively the "Acts") and, consequently, cannot be sold or otherwise transferred unless they are subsequently registered under the Acts or an exemption from registration is available.

        f)    Investor has adequate net worth and means of providing for its current business and personal needs and contingencies so as to sustain a complete loss of this investment. Investor has no need for liquidity in the Shares of the Company.

        g)    Investor recognizes that investment in Shares of the Company involves certain substantial risks which could result in the loss of the entire investment. Investor understands the risk factors related to purchase of the Shares, including, but not limited to, those set forth in the materials the Company has provided and in discussions with the Company.

        h)    The Shares are being acquired by Investor for investment for its own account and not on behalf of any other person, and not with a view to, or for resale or other distribution in connection with, any distribution thereof.

        i)    The Company is not required to effect, permit or recognize any sale, offer for sale, exchange, transfer, assignment, or pledge of any or all of the Shares unless they are registered under the 1933 Act, or unless the Company is furnished with an attorney's opinion, reasonably acceptable to the Company, that such registration is not required. The Company shall be entitled to cause legends to this effect to be endorsed on all certificates evidencing the Shares. Further, the Company shall have the right to place a stop transfer order with its secretary or transfer agent pursuant to which transfer of all or any portion of the Shares shall be prohibited except upon a proper showing of compliance with this Agreement.

        j)    No federal or state agency has made any finding or determination as to the fairness of this offering for investment nor any recommendation or endorsement of the Shares.

        k)    If an individual, Investor is over twenty-one years of age. If the undersigned is acting in a representative capacity for a corporation, partnership or other business entity, such person is duly authorized to act in such capacity and such entity is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to subscribe for and purchase Shares of the Company and to perform its obligations under this Agreement, and has taken all action necessary to do so.

        l)    No representations or warranties have been made to Investor by the Company or any of its agents other than as set forth herein or in the Confidential Memorandum, including documents referred to in the Confidential Memorandum.

3.    Representations and Warranties of the Company

        The Company represents and warrants to the Investor as of the date the Investor's subscription is accepted by the Company, as follows:

        (a)  The Company and its subsidiary are corporations duly organized, existing and in good standing under the laws of their respective state of incorporation and each corporation has the corporate power to conduct the business which it conducts and proposes to conduct.

        (b)  The issuance of the Shares by the Company has been duly approved by its Board of Directors and all other actions required to authorize and effect the offer and sale of the Shares have been duly taken and approved.

        (c)  The Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable and valid and binding obligations of the Company enforceable in accordance with their respective terms.

        (d)  The Company has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

        (e)  Except as set forth in the Confidential Memorandum, the Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

        (f)    Except as set forth in the Confidential Memorandum, the Company is not in violation of or default under, nor will the issuance of the Shares and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under the certificate of incorporation or by-laws, the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreements or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

        (g)  The financial information referred to or contained in the Confidential Memorandum presents fairly the financial condition of the Company as of the date and for the periods indicated.

        (h)  Each complete or partial statement, report, prospectus filed under the Securities Act of 1933, as amended ("1933 Act"), or proxy statement included in or referred to in the Confidential Memorandum is a true and complete copy of or excerpt from such document as filed by the Company with the Securities and Exchange Commission ("SEC") ("SEC Documents"). The Company has filed all the documents that the Company was required to file with the SEC under Sections 13 or 14(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the date on which its last report on Form 10-K was filed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the 1933 Act, as applicable. Neither the Confidential Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents or the Confidential Memorandum ("Financial Statements") comply as to form in all material respects with applicable accounting requirements. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements as permitted by Form 10-Q, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

        (i)    Except as otherwise disclosed herein or in writing or otherwise set forth in the SEC Documents since June 30, 2002, there has not been:

          (i)    any changes in the assets, liabilities, financial condition, or operations or prospects of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

          (ii)  any material change in the contingent obligations of the Company, whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

          (iii)  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

          (iv)  any declaration or payment of any dividend or other distribution of the assets of the Company;

          (v)  any labor organization activity; or

          (vi)  any other event or condition of any character which has materially and adversely affected the Company's assets, liabilities, financial condition or operations or prospects.

4.    Registration Rights

        a)    No later than ninety (90) calendar days after the date the subscription of Investor is accepted by the Company (regardless of whether the maximum number of Securities shall have been sold), the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the Securities and Exchange Commission ("SEC") covering all of the Shares as set forth in this Section 4, time being of the essence. Also included in such filing shall be the shares of Common Stock into which the 10% Convertible Subordinated Debentures of the Company, to be issued on or about the same date as the Shares, may be converted as provided in such Debentures. The Shares and such conversion shares comprise the "Registrable Securities". The Company shall use its best efforts to have such registration statement declared effective as soon as possible thereafter, and shall keep such registration statement current and effective for at least three (3) years following the date hereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred.

        b)    In the event the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to Sections 4(a) above or 4(g) below, the Company shall indemnify, to the extent permitted by law, and hold harmless any Registered Holder whose Registrable Securities are included in such Registration Statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

        c)    In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any

Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

        d)    Any person entitled to indemnification under Sections 4(b) or 4(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 4(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 4(b) or 4(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) calendar days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

        e)    If for any reason the indemnity provided in Section 4(b) or 4(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 4(d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this subsection (e) shall be several in proportion to their respective underwriting commitments and not joint.

        f)    The provisions of Sections 4(b) through 4(e) hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

        g)    If the registration statement as filed pursuant to Section 4(a) is not then effective within 180 calendar days of the days after the date the subscription of Investor is accepted by the Company, then the Investor shall have certain "piggy-back" registration rights.

          (i)    If at any time after the issuance of the Shares, the Company shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, the Company shall give written notice to the Investor prior to such filing.

          (ii)  Within fifteen (15) calendar days after such notice from the Company, the Investor shall give written notice to the Company whether or not Investor desires to have all of Investor's Registrable Securities included in the registration statement. If Investor fails to give such notice within such period, Investor shall not have the right to have Investor's Registrable Securities registered pursuant to such registration statement. If Investor gives such notice, then the Company shall include Investor's Registrable Securities in the registration statement, at Company's sole cost and expense, subject to the remaining terms of this Section 4(g).

          (iii)  If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and Investor's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. Investor shall enter into such agreements as may be reasonably required by the underwriters and the Investor shall pay the underwriters commissions relating to the sale of their respective Registrable Securities.

          (iv)  Investor shall have an unlimited number of opportunities to have the Registrable Securities registered under this Section 4(g).

          (v)  Investor shall furnish in writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

        h)    If and whenever the Company is required by the provisions of this Section 4 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances:

          (i)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

          (ii)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than three (3) years following the effective date of the registration statement.

          (iii)  Furnish to the Sellers participating in the offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

          (iv)  Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

          (v)  Notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (vi)  As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

          (vii) Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Subsection G confidential.

          (viii)  Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (ix)  List the Registrable Securities covered by such registration statement on such exchanges and/or the NASDAQ as the Common Stock is then currently listed.

          (x)  Pay all Registration Expenses (as hereinafter defined) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and its independent public accountants.

        i)    The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4 may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to Section 4(a) above or to keep any registration statement effective as provided in this Section or otherwise fails to comply with its obligations and agreements in this Section 4, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Company shall also reimburse the Registered Holders for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Section 4, regardless of whether any litigation was commenced.

5.    Indemnification

        Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties made by it in Section 2, and that the Company is relying on such representations and warranties in making its determination to accept or reject this Subscription. Investor hereby agrees to indemnify and hold harmless the Company and each director, officer or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of Investor contained in Section 2. Company hereby agrees to indemnify and hold harmless the Investor and each trustee, director, officer or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Company contained in Section 3.

6.    Transferability

        In connection with any transfer of the Shares as permitted by applicable law, Investor may assign its rights pursuant to this Agreement including, without limitation, its rights pursuant to Section 4.

7.    Survival of Representations and Warranties

        All representations and warranties contained herein or made in writing by Investor to the Company or by the Company to Investor in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Shares and any disposition thereof.

8.    Successors and Assigns

        All covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto shall bind and endure to the benefit of the Company's successors and assigns and Investor's successors and assigns.

9.    Governing Law

        This Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of California other than its conflict of laws rules.

[Signatures on next page]

CYANOTECH CORPORATION
PRIVATE PLACEMENT OFFERING, AUGUST 1, 2002

Number of Shares Applied for: (150,000 Shares Minimum)	Total Price of Shares Applied For: ($60,000 Minimum)

Amount Paid in Cash Herewith:	Dated:

Address for Sending Notice to Investor:	If Investor is a Partnership, Corporation, or Trust, complete the following:

Name of Partnership, Corporation or Trust—(Typed or Printed)

By:

Name of Individual Executing—(Typed or Printed)
Phone:

Social Security or Tax ID Number #

Signature:

Title:

ACCEPTED AS OF DATE BELOW CYANOTECH CORPORATION:
By:

Title:

Dated:

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  Exhibit 4.1
CYANOTECH CORPORATION PRIVATE PLACEMENT OFFERING, AUGUST 1, 2002